UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 19, 2007

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

15 Skyline Drive, Hawthorne, NY	10532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On July 19, 2007, Mary Fisher, the Chief Operating Officer of Acorda Therapeutics, Inc. (the “Registrant” or the “Company”) tendered her resignation, effective immediately, as an officer and employee of  the Company, to pursue other interests.  As a result, except as specifically provided therein, the employment agreement, dated December 19, 2005, as amended, between the Company and Ms. Fisher, will no longer remain in effect.

 Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.

The Registrant announced in a press release issued July 20, 2007 that Mary Fisher resigned as the Chief Operating Officer of the Company on July 19, 2007, effective immediately, to pursue other interests. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item.  The information set forth under Item 1.02 above is incorporated into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

99.1 Press Release dated July 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

July 20, 2007	By:	/s/ David Lawrence
Name: David Lawrence
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 20, 2007